The Rockefeller University

License Agreement

This Agreement (this “Agreement”) is between The Rockefeller University, a New York nonprofit corporation (“Rockefeller”), and Rosetta Genomics Ltd., an Israeli corporation (“Company”). This Agreement will become effective on May 4, 2006 (the “Effective Date”).

BACKGROUND

Rockefeller owns certain intellectual property developed by Dr. Thomas Tuschl and his colleagues relating to micro RNA sequences. Rockefeller also owns certain applications for United States letters patent relating to the intellectual property. Company desires to obtain a co-exclusive license under the patent rights to exploit the intellectual property. Rockefeller has determined that the exploitation of the intellectual property by Company is in the best interest of Rockefeller and is consistent with its educational and research missions and goal.

In consideration of the mutual obligations contained in this Agreement, and intending to be legally bound, the parties agree as follows:

1.  LICENSE

1.1  License Grant. Rockefeller grants to Company and its Affiliates a co-exclusive, as set forth in Section 1.3, world-wide license (the “License”) to make, have made, use, have used, import, sell, have sold and offer for sale and have offered for sale Licensed Products in the Field of Use during the Term (as such terms may be defined in Sections 1.2 and 6.1). Licensee has no right to sublicense except as set forth in Section 1.5. Rockefeller grants no other rights or licenses.

1.2  Related Definitions. The term “Affiliate” means a legal entity that is controlling, controlled by or under common control with Company and that has executed either this Agreement or a written Joinder Agreement agreeing to be bound by all of the terms and conditions of this Agreement. For purposes of this Section 1.2, the word “control” means (x) the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities of a legal entity, (y) the right to receive fifty percent (50%) or more of the profits or earnings of a legal entity, or (z) the right to determine the policy decisions of a legal entity.

The term “Licensee” means Company and its Affiliates.

The term “Licensed Products” means products that are made, made for, used, imported, sold or offered for sale by Licensee and its sublicensees and that either (i) in the absence of this Agreement, would infringe at least one Valid Claim of the Rockefeller Patent Rights, (ii) use a process or machine covered by a Valid Claim of Rockefeller Patent Rights, or (iii) use, at least in part, any Rockefeller Technical Information covered by a Valid Claim of Rockefeller Patent Rights.

The term “Rockefeller Patent Rights” means all patent rights represented by or issuing from: (a) the United States patent applications listed in Exhibit A; (b) any continuation, divisional and re-issue applications of (a); and (c) any foreign counterparts and extensions of (a) or (b).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

The term “Rockefeller Technical Information” means all the information contained in the patents and the patent applications listed in Exhibit A and any other technical information disclosed or referenced in Exhibit A.

The term “Field Of Use” means Diagnosis of any disease or condition in humans. Specifically excluded from the Field of Use is any use for therapeutic purposes, whether said use is in vivo or in vitro. For clarity, ASR (Analyte Specific Reagent) products are included in the Field of Use.

The term “Valid Claim” means a claim in a pending or an issued, unexpired patent within the Rockefeller Patent Rights that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding, provided, however, that any claim that has been pending for more than five (5) years after Company requests in writing that Rockefeller actively prosecute such claim (in the case of a claim to a specific micro RNA sequence by filing a divisional application specific to such sequence) shall cease to be a Valid Claim unless and until such claim is issued.

The term “Diagnosis” means (a) the determination of (i) the presence of a disease, (ii) the stage, progression or severity of a disease, (iii) the risk of contracting a disease, or (iv) the effect on a disease of a particular treatment; and/or (b) the selection of patients for a particular treatment with respect to a disease.

1.3  Reservation of Rights by Rockefeller. Rockefeller reserves the right to use, and to permit other entities to use, the Rockefeller Patent Rights for all purposes, provided however, that Rockefeller will not grant more than three (3) licenses (“Other Licenses”) to third parties to make, have made, use, have used, import, sell, have sold or offer for sale and have offered for sale Licensed Products in the Field of Use during the Term.

1.4  U.S. Government Rights. The parties acknowledge that the United States government retains rights in intellectual property funded under any grant or similar contract with a Federal agency. The License is expressly subject to all applicable United States government rights, including, but not limited to, any applicable requirement that products, which result from such intellectual property and are sold in the United States, must be substantially manufactured in the United States. At the request of Company, and at Company’s expense, Rockefeller will assist Company in an effort to obtain a waiver of such requirement.

1.5  Sublicenses. Licensee shall have no right to grant sublicenses under the license granted herein, unless such sublicense is granted as part of a license along with other substantial technology or patent rights of Licensee. Any such sublicense will be subject to each of the following conditions:

(a)  In each sublicense agreement, Licensee will, (i) prohibit the sublicensee from further sublicensing, except for a further sublicense limited to the right to manufacture and distribute a Licensed Product developed by the sublicensee, and (ii) require the sublicensee to comply with the terms and conditions of this Agreement other than the payment and reporting obligations of Company.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b)  Within thirty (30) days after Licensee enters into a sublicense agreement, Company will deliver to Rockefeller a complete and accurate copy of the entire sublicense agreement written in the English language. Rockefeller’s receipt of the sublicense agreement, however, will constitute neither an approval of the sublicense nor a waiver of any right of Rockefeller or obligation of Company under this Agreement.

(c)  In the event that Company causes or experiences a bankruptcy event, all payments due to Company from its Affiliates or sublicensees under the sublicense agreement will, upon notice from Rockefeller to such Affiliate or sublicensee, become payable directly to Rockefeller for the account of Company. Upon receipt of any such funds, Rockefeller will remit to Company the amount by which such payments exceed the amounts owed by Company to Rockefeller.

(d)  Company’s execution of a sublicense agreement will not relieve Company of any of its obligations under this Agreement. Company is primarily liable to Rockefeller for any act or omission of an Affiliate or sublicensee of Company that would be a breach of this Agreement if performed or omitted by Company, and Company will be deemed to be in breach of this Agreement as a result of such act or omission.

2.  FEES AND ROYALTIES

2.1  License Initiation Fee. In partial consideration of the License, Company will pay to Rockefeller on the Effective Date a non-refundable license initiation fee of [***] Dollars ($[***]).

2.2  License Maintenance Fees. In partial consideration of the License, Company will pay to Rockefeller, on each anniversary of the Effective Date, a license maintenance fee of [***] Dollars ($[***]).

2.3  Progress Report. In addition, Company shall provide Rockefeller on each anniversary of the Effective Date with written progress reports discussing the development, evaluation, testing and commercialization of all Licensed Products.

2.4  Earned Royalties. In partial consideration of the License, subject to Sections 2.5 and 2.6, Company will pay to Rockefeller a royalty of (i) [***] Percent ([***]%) of Net Sales by Company and its Affiliates, and (ii) [***] Percent ([***]%) of all royalties received by the Company from sublicensees with respect to sales of Licensed Products, during each Quarter.

The term “Quarter” means each three-month period beginning on January 1, April 1, July 1 and October 1.

The term “Net Sales” means the consideration received from, or fair market value attributable to, each Sale, less Qualifying Costs directly attributable to a Sale and actually identified on the invoice and borne by Licensee or its sublicensees. Net sales shall not include sales or transfers between Company and its Affiliates, unless the Licensed Product is consumed by the Affiliate. For purposes of determining Net Sales, the words “fair market value” mean the cash consideration that Licensee or its sublicensees would realize from an unrelated buyer in an arms length sale of an identical item sold in the same quantity and at the time and place of the transaction.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

The term “Sale” means any bona fide transaction by Licensee or its sublicensees for which consideration is received or expected from an unaffiliated third party for the sale, use, lease, transfer or other disposition of a Licensed Product, and a Sale is deemed completed at the time that Licensee or its sublicensees invoices, ships or receives payment for a Licensed Product, whichever occurs first.

The term “Qualifying Costs” means: (a) customary discounts in the trade for quantity purchased, prompt payment or wholesalers and distributors; (b) rebates (including Medicare and similar types of rebates), credits or refunds for claims or returns that do not exceed the original invoice amount; (c) prepaid outbound transportation expenses and transportation insurance premiums; and (d) sales and use taxes and other fees imposed by a governmental agency.

2.5  Stacking Protection. If Licensee becomes obligated to pay royalties to third parties for technology necessary to develop or manufacture a Licensed Product, then the royalty rate payable to Rockefeller under Section 2.4 for such Licensed Product will be reduced pro rata with respect to all third party royalty rates, so as to reduce the maximum aggregate royalty rate to [***]percent ([***]%). A reduction of the royalty rate in Section 2.4 for one Licensed Product will not affect the royalty rate for another Licensed Product.

2.6  Payments Related to Combination Products. In the event that a Licensed Product is sold in combination with another product or products, which are not a Licensed Products, the amount of royalties and payments paid shall be based on the proportion of the value of such combination product reasonably attributable to the Licensed Product. In particular, if a Licensed Product contains or is designed to detect both micro RNA sequences covered by a Valid Claim of Rockefeller Patent Rights and micro RNA sequences that are not covered by a Valid Claim of Rockefeller Patent Rights, then Net Sales of such Licensed Product shall be multiplied by the ratio of (x) the number of micro RNA sequences covered by a Valid Claim of Rockefeller Patent Rights in a given Licensed Product to (y) the total number of micro RNA sequences included in such given Licensed Product to determine the portion of the value of the micro RNA sequences in the combination product attributable to Rockefeller micro RNA sequences.

2.7  Royalty Floor. Notwithstanding Sections 2.5 and 2.6, (i) in no event will the royalty rate payable to Rockefeller under Section 2.4 for any Licensed Product sold by Licensee be reduced to less than [***] percent ([***]%) of Net Sales, and (ii) in no event will the royalty payable to Rockefeller under Section 2.4 for any Licensed Product sold by a sublicensee be reduced to less than [***] percent ([***]%) of sublicensee Net Sales.

2.8  Sublicense Fees. In partial consideration of the License, Company will pay to Rockefeller a sublicense fee of [***] percent ([***]%) of all payments and the fair market value of all other consideration of any kind received by Company from sublicensees during the Quarter, other than: (a) equity investments in Company by a sublicense up to the amount of the fair market value of the equity purchased on the date of the investment; (b) loan proceeds paid to Company by a sublicensee in an arms length, full recourse debt financing; and (c) sponsored research funding paid to Company by a sublicensee in a bona fide transaction. Such sublicense fee sharing will be discountable in accordance with Section 2.6, however, in no event will the sublicense fee be reduced to less than [***] percent ([***]%) of the consideration received by the Company from the sublicensee, except for royalties paid on sublicensee Sales which will be subject to the royalty floor in Section 2.7.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.9  Most Favored Licensee. If Rockefeller grants a license under the Rockefeller Patent Rights and which will permit such licensee to manufacture or sell for any use within the scope of the license granted in this Agreement at a lower royalty rate than that provided in this Agreement, then Rockefeller will promptly notify Company of such license. The notice will include all material terms and conditions of such license, including degree of non-exclusivity, duration, field, territory, audit rights, all fees, and royalty rates, and extend to Company the lower royalty rates along with all of the material terms and conditions of such license. In the event that Company elects to take the royalty rates and the material terms and conditions of such noticed license, the royalty rate and all material terms and conditions of such noticed license shall apply to Company upon the date Company provides Rockefeller with its written notice of such election.

3.  REPORTS AND PAYMENTS

3.1  Royalty Reports. Within sixty (60) days after the end of each Quarter following first commercial Sale of a Licensed Product, Company will deliver to Rockefeller a report, certified by the chief financial officer of company, detailing the calculation of all royalties and fees due to Rockefeller for such Quarter. The report will include, at a minimum: (a) the number of Licensed Products involved in Sales, listed by product, by country; (b) gross consideration invoiced, billed or received for Sales in the Quarter; (c) Qualifying Costs, listed by category of cost; (d) Net Sales, listed by product, by country; (e) royalties and fees owed to Rockefeller, listed by category, by product, by country; and (f) any applicable credits resulting from royalty credits.

3.2  Payments. Company will pay all royalties due to Rockefeller under Section 2.4 within forty-five (45) days after the end of the Quarter in which the royalties or fees accrue.

3.3  Records. Company will maintain, and cause its Affiliates and sublicensees to maintain, complete and accurate books and records to verify Sales, Net Sales, and all of the royalties, fees and other payments made under this Agreement. The records for each Quarter will be maintained for at least five (5) years after submission of the applicable report required under Section 3.1.

3.4  Audit Rights. Upon reasonable prior written notice to Company, Company will provide an accountant selected by Rockefeller and approved by Company, such approval not to be unreasonably withheld, with access to all of the books and records required by Section 3.3 to conduct a review or audit of Sales, net Sales, Qualifying Costs (including the method of determining Qualifying Costs) and all of the royalties, fees, and other payments payable under this Agreement. Access will be made available: (a) during normal business hours; (b) in a manner reasonably designed to facilitate review or audit without unreasonable disruption to Company’s business; and (c) no more than once each calendar year during the Term and for a period of five (5) years thereafter. Company will promptly pay to Rockefeller the amount of any underpayment determined by the review or audit plus accrued interest. If the review or audit determines that Company has underpaid any royalty payment by [***] ([***]%) or more, then Company will also promptly pay the costs and expenses of Rockefeller and its accountants in connection with the review or audit.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.5  Information Rights. After the closing of the Company’s IPO, Company will provide to Rockefeller a copy of each annual report, proxy statement, 10-K, 10-Q and other material reports filed with the U.S. Securities and Exchange Commission.

3.6  Currency. All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments will be made in United States dollars. If Licensee receives payment from a third party in a currency other than United States dollars for which a royalty or fee is owed under this Agreement, then (a) the payment will be converted into United States dollars at the conversion rate for the foreign currency as published in the eastern edition of the Wall Street Journal as of the last business day of the Quarter in which the payment was received by Licensee, and (b) the conversion computation will be documented by Company in the applicable report delivered to Rockefeller under Section 3.1.

3.7  Place of Payment. All payments by Company are payable to “The Rockefeller University” and will be made to the following addresses:

By Electronic Transfer:	By Check:
JP Morgan Chase Bank	The Rockefeller University
1166 Avenue of the Americas, 16th Floor	Office of Technology Transfer
New York, NY 10036	502 Founders Hall
Swift Code: CHASUS33	1230 York Avenue
Account #134-756355	New York, NY 10021
Reference: Technology Transfer/212-327-7116

3.8  Interest. All amounts that are not paid by Company when due will accrue interest from the date due until paid at a rate equal to one percent (1.0%) per month (or the maximum allowed by law, if less).

4.  CONFIDENTIALITY AND USE OF ROCKEFELLER’S NAME

4.1  Rockefeller’s Confidential Information. The term “Confidential Information” includes all technical information, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, data, processes and other proprietary ideas, whether or not patentable, that Rockefeller identifies as confidential or proprietary at the time it is delivered or communicated to Licensee or its sublicensees.

4.2  Licensee’s Obligation. Licensee will maintain in confidence and not disclose to any third party any Confidential Information. Licensee will use the Confidential Information only for the purposes of this Agreement. Licensee will ensure that Licensee’s employees have access to the Confidential Information only on a need to know basis and are obligated in writing to abide by Licensee’s obligations under this Agreement. The obligations under this Section 4.2 will not apply to: (a) information that is known to Licensee or independently developed by Licensee prior to the time of disclosure, in each case where the Confidential Information is a specific micro RNA sequence, to the extent evidenced by written records promptly disclosed to Rockefeller upon receipt of the Confidential Information and in each other case, to the extent evidenced by written records that Company can demonstrate were in existence at the time of receipt of the Confidential Information; (b) information that is disclosed to Licensee by a third party that has a right to make such disclosure; (c) information that becomes patented, published or otherwise part of the public domain as a result of acts by Rockefeller or a third party obtaining such information as a matter of right; or (d) information that is required to be disclosed by order of United States governmental authority or a court of competent jurisdiction provided that Licensee must use its best efforts to obtain confidential treatment of such information by such agency or court.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.3  Disclaimer. Rockefeller is not obligated to accept any confidential information from Licensee, except for the reports required by Sections 2.3, 3.1 and 3.5. Rockefeller, acting through its Office of Technology Transfer and finance offices, will use its best efforts not to disclose to any third party outside of Rockefeller any confidential information of Licensee contained in those reports, subject to exceptions analogous to those contained in Section 4.2(a) - (d) above. Rockefeller bears no institutional responsibility for maintaining the confidentiality of any other information of Licensee. Licensee may elect to enter into confidentiality agreements with individual investigators at Rockefeller that comply with Rockefeller’s internal policies.

4.4  Use of Rockefeller’s Name. Licensee, its sublicensees and their employees and agents may not use the name, logo, seal, trademark or service mark (including any adaptation of them) of Rockefeller or any Rockefeller school, organization, employee, student or representative, without the prior written consent of Rockefeller.

5.  TERM AND TERMINATION

5.1  Term. This Agreement will commence on Effective Date and terminate upon the later of: (a) the expiration or abandonment of the last patent to expire or become abandoned of the Rockefeller Patent Rights; or (b) if no patent ever issues from the Rockefeller Patent Rights, ten (10) years after the first commercial sale of the first Licensed Product (as the case may be the “Term”).

5.2  Early Termination by Company. Company may terminate this Agreement at any time upon sixty (60) days prior written notice to Rockefeller after completing each of the following: (a) ceasing to make, have made use, import, sell and offer for sale all Licensed Products; (b) terminating all sublicenses and causing all Affiliates and sublicenses to cease making, having made, using, importing, selling and offering for sale all Licensed Products; and (c) paying all amounts owed to Rockefeller under this Agreement through the date of termination.

5.3  Early Termination by Rockefeller. Rockefeller may terminate this Agreement if: (a) Company is more than thirty (30) days late in paying to Rockefeller any amounts owned under this Agreement and does not immediately pay Rockefeller in full within ten (10) days after demand; or (b) Company or its Affiliates or sublicensees breaches this Agreement and does not cure the breach within forty-five (45) days after written notice of the breach.

5.4  Effect of Termination. Upon the termination of this Agreement for any reason: (a) the License terminates; (b) Licensee and its sublicensees will cease all making, having made, using, importing, selling and offer for sale all Licensed Products; (c) Company will pay to Rockefeller all amounts owned to Rockefeller through the date of termination under this Agreement; (d) Licensee will, at Rockefeller’s request, return to Rockefeller all Confidential Information; and (e) in the case of termination under Section 5.3, all duties of Rockefeller and all rights (but not duties) of Licensee under this Agreement immediately terminate without further action required by either Rockefeller or Licensee.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.5  Survival. Company’s obligation to pay all amounts owned to Rockefeller under this Agreement will survive the termination of this Agreement for any reason. Articles 4, 5, 8, 9 and Section 11.10 will survive the termination of this Agreement for any reason in accordance with their respective terms.

6.  PATENT MAINTENANCE AND REIMBURSEMENT

6.1  Patent Maintenance. Rockefeller controls the preparation, prosecution and maintenance of the Rockefeller Patent Rights and the selection of patent counsel, with input from Company. Company will be copied on, and allowed to comment upon, all substantive issues in the patent prosecution.

6.2  Patent Reimbursement. Within thirty (30) days after the Effective Date, Company shall reimburse Rockefeller $[***] for a pro rata share of patent and licensing costs incurred prior to the Effective Date. Company shall pay a pro rata share (based on the number of licenses granted to the Rockefeller Patent Rights), not to exceed [***]%, for all attorney fees, expenses, official fees and other charges incident to the preparation, prosecution, and maintenance of such patent applications and patents following the Effective Date.

7.  INFRINGEMENT

7.1  Notice. Company and Rockefeller will notify each other promptly of any infringement of the Rockefeller Patent Rights that may come to their attention. Company and Rockefeller will consult each other in a timely manner concerning any appropriate response to the infringement.

7.2  Prosecution. Rockefeller may prosecute any infringement of the Rockefeller Patent Rights at Rockefeller’s expense. If Rockefeller elects to prosecute such infringement, then financial recoveries will retained by Rockefeller in their entirety.

7.3  Intervention. Rockefeller reserves the right to request Company to join in any litigation under Section 7.2 If Company elects to participate in any such litigation, then financial recoveries from any such litigation will be shared between Company and Rockefeller in proportion with their respective shares of the aggregate litigation expenditures.

7.4  Company Prosecution. If Rockefeller does no prosecute any infringement of the Rockefeller Patent Rights, Company may prosecute any infringement of the Rockefeller patent Rights at Company’s expense. Company must not settle or compromise any such litigation in a manner that imposes any obligations or restrictions on Rockefeller or grants any rights to the Rockefeller Patent Rights without Rockefeller’s prior written permission. Financial recoveries from any such litigation will be: (a) first, applied to reimburse Company for its litigation expenditures; and (b) second, as to any remainder, retained by Company, but treated as Net Sales for the purpose of determining the royalties due to Rockefeller under Section 2.4.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.5  Cooperation. In any litigation under this Article 7, either party, at the request and expense of the other party, will cooperate to the fullest extent reasonably possible. This Section 7.5 will not be construed to require either party to undertake any activities, including legal discovery, at the request of any third party, except as may be required by lawful process of a court of competent jurisdiction.

8.  REPRESENTATIONS; DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITIES

8.1  Rockefeller and Company each represent that, to the best of their knowledge as of the Effective Date, they have the legal right and authority to enter into this Agreement and to perform all obligations hereunder. Rockefeller further represents that, to the best of the knowledge of the Office of Technology Transfer as of the Effective Date, the patent applications listed on Exhibit A have been assigned to Rockefeller by the inventors named therein and Rockefeller owns all right title and interest of such inventors in such patent applications.

8.2  THE ROCKEFELLER PATENT RIGHTS, ROCKEFELLER TECHNICAL INFORMATION, LICENSED PRODUCTs, AND ANY OTHER TECHNOLOGY LICENSED UNDER THIS AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ROCKEFELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF ACCURACY, COMPLETENESS, PERFORMANCE, MECHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE. ROCKEFELLER WILL NOT BE LIABLE TO LICENSEE, ITS SUCCESSORS, OR ASSIGNS, OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM: ARISING FROM LICENSEE’S USE OF THE ROCKEFELLER PATENT RIGHTS, ROCKEFELLER TECHNICAL INORMATION, LICENSED PRODUCTS OR ANY OTHER TECHNOLOGY LICENSED UNDER THIS AGREEMENT; ARISING FROM THE DEVELOPMENT, TESTING, MANUFACTURE, USE OR SALE OF LICENSED PRODUCTS; OR FOR LOST PROFITS, BUSINESS INTERRUPTION, OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

9.  INDEMNIFICATION

9.1  Indemnification. Company will defend, indemnify, and hold harmless Rockefeller, and its trustees, officers, faculty, agent, employees, and students (each, an “Indemnified Party”) from and against any and all liability, loss, damage, action, claim or expense including attorneys’ fees and expenses suffered or incurred by the Indemnified Parties (collectively “Liabilities”), arising out of or resulting from (a) the development, testing, use, manufacture, promotion, sale or other disposition of any Rockefeller Patent Rights or Licensed Products by Licensee, sublicensees, vendors or third parties; (b) any material breach of this Agreement by Licensee or its sublicensees; and (c) the enforcement of this Article 9 by any Indemnified Party. Liabilities include, but are not limited to: (x) any product liability or other claim of any kind related to use by a third party of a Licensed Product that was manufactured, sold or otherwise disposed of by Licensee, sublicensees, vendors or third parties; (y) a claim by a third party that the Rockefeller Patent Rights or the design, composition, manufacture, use, sale or other disposition of any Licensed Product infringes or violates any patent, copyright, trade secret, trademark or other intellectual property right of such third party; and (z) clinical trials or studies conducted by or on behalf of Licensee, its sublicensees, assignees or vendors or third parties relating to the Rockefeller Patent Rights or the Licensed Products, such as claims by or on behalf of a human subject of any such trial or study.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.2  An Indemnified Party entitled to be indemnified pursuant to 9.1 shall promptly notify the Company in writing, of any claim or demand with reasonable specificity, which the Indemnified Party has determined has given or is reasonably likely to give rise to a right of indemnification under this Agreement within 45 days of such determination; provided, however, that a failure to provide such notice shall not relieve any Indemnifying Party of its obligations hereunder except to the extent that it has been materially prejudiced by such failure. If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to this Section 9.2, and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party that the Company acknowledges is a claim or demand for which it must indemnify or hold harmless the Indemnified Party, the Company shall have the right to employ counsel of its choice to defend any such claim or demand asserted against the Indemnified Party provided that the Indemnifying Party provides the Indemnified Party with a copy of the claim, answer to the claim, periodic updates (including papers filed or served) as requested by the Indemnified Party an opportunity to review documents to be served and/or to be filed on behalf of the Indemnified Party with adequate time to allow the Indemnified Party sufficient opportunity for review and comment before such documents are served and/or filed and the final papers resolving the matter. The Indemnified Party shall have the right to employ counsel of its choice in the defense of any such claim or demand at its own expense. The Company shall notify the Indemnified Party in writing, as promptly as possible (but in any case ten (10) business days before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Company under this Section 9.2, of its election to defend in good faith any such third party claim or demand. So long as the Company is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand without the Indemnifying Party’s approval. The Indemnified Party shall make available to the Company or its agents, at the Company’s cost, all relevant records and other material in the Indemnified Party’s possession relating to any third party claim or demand.

9.3  Other Provisions. Company will not settle or compromise any claim or action giving rise to Liabilities in any manner that imposes any restrictions on obligations on Rockefeller or grants any rights to the Rockefeller Patent Rights or the Licensed Products without Rockefeller’s prior written consent. If Company fails or declines to assume the defense of any claim or action within thirty (30) days after notice of the claim or action and does not notify Rockefeller that it disputes the right to indemnification, then Rockefeller may assume the defense of such claim or action for the account and at the risk of the Company, and any Liabilities related to such claim or action will be conclusively deemed a liability of Company. The indemnification rights of the Indemnified Parties under this Article 9 are in addition to all other rights that an Indemnified Party may have at law, in equity or otherwise.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.  INSURANCE

10.1  Coverages. Company will procure and maintain insurance policies for the following coverages with respect to personal injury, bodily injury and property damage arising out of Company’s performance under this Agreement: (a) during the Term, comprehensive general liability, including broad form and contractual liability, in a minimum amount of $[***] combined single limit per occurrence and in the aggregate; and (b) prior to the sale of the first Licensed Product, product liability coverage, in a minimum amount of $[***] combined single limit per occurrence and in the aggregate. The required minimum amounts of insurance do not constitute a limitation on Company’s liability or indemnification obligations to Rockefeller under this Agreement.

10.2  Other Requirements. The policies of insurance required by Section 10.1 will be issued by an insurance carrier with an A.M. Best rating of “A” or better and will name Rockefeller as an additional insured with respect to Company’s performance under this Agreement. Company will provide Rockefeller with insurance certificates evidencing the required coverage within thirty (30) days after the commencement of each policy period and any renewal periods. Each certificate will provide that the insurance carrier will notify Rockefeller in writing at least thirty (30) days prior to the cancellation or material change in coverage.

11.  ADDITIONAL PROVISIONS

11.1  Independent Contractors. The parties are independent contractors. Nothing contained in this Agreement is intended to create an agency, partnership, or joint venture between the parties. At no time will either party make commitments or incur any charges or expenses for or on behalf of the other party.

11.2  No Discrimination. Neither Rockefeller nor Licensee will discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, handicap or veteran status.

11.3  Compliance with Laws. Licensee must comply with all prevailing laws, rules and regulations that apply to its activities or obligations under this Agreement. For example, Licensee will comply with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the applicable agency of the United States government and/or written assurances by Licensee that Licensee will not export data or commodities to certain foreign countries without prior approval of the agency. Rockefeller does not represent that no license is required, or that, if required, the license will issue.

11.4  Modification, Waiver and Remedies. This Agreement may only be modified by a written amendment that is executed by an authorized representative of each party. Any waiver must be express and in writing. No waiver by either party of a breach by the other party will constitute a waiver of any different or succeeding breach. Unless otherwise specified, all remedies are cumulative.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

11.5  Assignment. Company many not assign this Agreement or any part of it, either directly or by merger or operation of law, without the prior written consent of Rockefeller, except that Company may assign this Agreement and the rights, obligations and interests of Company, in whole, to any of its Affiliates, to any purchase of all of its capital stock or assets or to any successor corporation resulting from any merger or consolidation of company with or into such corporation; each of which will agree in writing to be legally bound this Agreement. Rockefeller will not unreasonably withhold or delay its consent, provided that: (a) at least thirty (30) days before the proposed transaction, Company gives Rockefeller written notice and such background information as may be reasonably necessary to enable Rockefeller to give an informed consent; (b) the assignee agrees in writing to be legally bound by this Agreement; and (c) the assignee agrees to deliver to Rockefeller an updated Progress Report within forty-five (45) days after the closing of the proposed transaction. Any permitted assignment will not relieve Company of responsibility for performance of any obligation of Company that has accrued at the time of the assignment. Any prohibited assignment will be null and void.

11.6  Notices. Any notice or other required communication (each, a “Notice”) must be in writing, addressed to the party’s respective Notice Address listed on the signature page, and delivered: (a) personally; (b) by certified mail, postage prepaid, return receipt requested; (c) by recognized overnight courier service providing evidence of delivery, charges prepaid; or (d) by facsimile. A Notice will be deemed received: if delivered personally, on the date of delivery; if mailed, five (5) days after deposit in the United States mail; if sent via courier, one (1) business day after deposit with the courier service; or if sent via facsimile, upon receipt of confirmation of transmission provided that a confirming copy of such Notice is sent by certified mail, postage prepaid, return receipt requested or by courier as set forth above.

11.7  Severability and Reformation. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement will remain in full force and effect. Such invalid or unenforceable provision will be automatically revised to be a valid or enforceable provision that comes as close as permitted by law to the parties’ original intent.

11.8  Headings and Counterparts. The headings of the articles and sections included in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement. This Agreement may be executed in several counterparts, all of which taken together will constitute the same instrument.

11.9  Governing Law. This Agreement will be governed in accordance with the law of the State of New York, without giving effect to the conflict of law provisions of any jurisdiction.

11.10  Dispute Resolution. If a dispute arises between the parties concerning any right or duty under this Agreement, then the parties will confer, as soon as practicable, in an attempt to resolve the dispute. If the parties are unable to resolve the dispute amicably, then the parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the State of New York with respect to all disputes arising under this Agreement.

11.11  Integration. This Agreement, together with all attached Exhibits contain the entire agreement between the parties with respect to the Rockefeller Patent Rights and the License and supersede all other oral or written representations, statements, or agreements with respect to such subject matter, including but not limited to any term sheet.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Each party has caused this Agreement to be executed by its duly authorized representative.

THE ROCKEFELLER UNIVERSITY		ROSETTA GENOMICS

By:	/s/ John Tooze	By:	/s/ Amir Avniel
Name:	John Tooze	Name:	Amir Avniel
Title:	Vice President	Title:	President and COO
	Scientific and Facility Operations		Rosetta Genomics, LTD.

Address:	Address:

The Rockefeller University	Rosetta Genomics Inc.
Office of Technology Transfer	675 US Highway One
1230 York Avenue, Box 81	Suite B119
New York, NY 10021	North Brunswick, NJ 08902

Required copy to:

The Rockefeller University	Mintz Levin Cohn Ferris
Office of General Counsel	Glovsky and Popeo, PC
1230 York Avenue, Box 81	One Financial Center
New York, NY 10021	Boston, MA 02111
Attn: Jeffrey Wiesen

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT A
Rockefeller Patent Rights and Sequences Represented

s	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]	[***]	[***]	[***]

11 sequences

s	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]	[***]	[***]	[***]

11 [***] sequences

[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

15 [***] sequences

[***]	[***]	[***]	[***]	[***]	[***]

5 [***] sequences

s	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

130 Sequences

s	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.